INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                 CIK 0000912744
                           1940 Act File No. 811-8038

                                    EXHIBITS

 SUB-ITEM 77Q1(a)   Articles Supplementary to the Articles of Incorporation of
                    INVESCO Variable  Investment  Funds,  Inc. filed on February
                    29, 2000. Previously filed with Post-effective Amendment No.
                    21 in the Registration Statement on April 17, 2000 and incorporated herein by reference.

SUB-ITEM 77Q1(e)    (i) Investment Advisory  Agreement between INVESCO Variable
                    Investment  Funds,  Inc. and INVESCO Funds Group, Inc. dated
                    August  30,  1999.   Previously  filed  with  Post-Effective
                    Amendment No. 17 in the Registration Statement on August 30,
                    1999 and incorporated herein by reference.

                    (ii) Amendment to the Sub-Advisory Agreement between INVESCO Funds Group, Inc. and INVESCO Capital Management, Inc. dated May 13, 1999. Previously filed with Post-Effective Amendment No. 17 in the Registration Statement on August 30, 1999 and incorporated herein by reference.

                    (iii) Amendment to the Sub-Advisory Agreement between INVESCO Funds Group, Inc. and INVESCO Realty Advisors, Inc. dated May 13, 1999. Previously filed with Post-Effective Amendment No. 17 in the Registration Statement on August 30, 1999 and incorporated herein by reference.

                    (iv) Amendment to the Sub-Advisory Agreement between INVESCO Funds Group, Inc. and INVESCO (NY) dated August 30, 1999. Previously filed with Post-Effective Amendment No. 18 in the Registration Statement on October 8, 1999 and incorporated herein by reference.